Exhibit 16.1

SEALE and BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

March 10, 2010

Office Of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated March 9, 2010 of mBeach Software, Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audit of the Company’s April 30, 2009 financial statements and our reviews of their July 31 and October 31, 2009 financial statements. We, however, did not review their interim financial statements for the quarter ending January 31, 2010.

We cannot confirm or deny that the appointment of Lake and Associates, CPA’s was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

CC:	U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

202-551-5300 Phone

202-772-9252 Fax

Seale and Beers, CPAs	PCAOB & CPAB Registered Auditors
50 S. Jones Blvd, Ste 202, Las Vegas, NV 89107 (888)727-8251 Fax: (888)782-2351